Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for Tender of Shares of Common Stock
of
GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.
at
$24.25 Net Per Share in Cash
Pursuant to the Offer to Purchase Dated March 7, 2011
by
SENTINEL ACQUISITION CORPORATION
a direct wholly owned subsidiary of
SENTINEL ACQUISITION HOLDINGS INC.
and an affiliate of
ARES CORPORATE OPPORTUNITIES FUND III, L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M. NEW YORK CITY TIME, ON APRIL 1, 2011, UNLESS THE OFFER IS EXTENDED

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the "Shares"), of Global Defense Technology & Systems, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Wells Fargo Bank, N.A. (the "Depositary") prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission, overnight courier or registered or certified mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	By Hand or Overnight Courier: (Until 5:00 P.M. CST on Expiration Date) Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 161 North Concord Exchange South St. Paul, Minnesota 55075

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON PAGE 3 MUST BE COMPLETED

Ladies and Gentlemen:

The undersigned hereby tenders to Sentinel Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Sentinel Acquisition Holdings Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated March 7, 2011 (as it may be amended or supplemented from time to time, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Global Defense Technology & Systems, Inc., a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Tendered Shares:
Check box if Shares will be tendered by book entry transfer:	☐
Dated: , 2011
Name(s) of Record Holder(s):
Address(es):

Daytime Area Code and Tel. No.:
Signature(s):

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three trading days in the NASDAQ after the date hereof.

Name of Firm	Authorized Signature
Address	Name (Please type or Print)
(Zip Code)	Title

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.